Exhibit 99.1

For immediate release:

May 22, 2013

Media Contacts:	Investor Contacts:
Bill Price	Dina Fede
1-973-660-5763 (o)	1-973-660-5441 (o)
william.price@zoetis.com

Elinore White	John O’Connor
1-973-401-4044 (o)	1-973-660-6964 (o)
elinore.y.white@zoetis.com

Zoetis To File Registration Statement;

Comments on Pfizer’s Split-off Plans for Remaining Interest in Zoetis

MADISON, NJ, May 22, 2013 – Zoetis Inc. (NYSE: ZTS) announced it intends to file a Registration Statement on Form S-4 with the Securities and Exchange Commission (SEC) today in connection with the proposed exchange offer announced by Pfizer Inc. (NYSE: PFE). As part of the offer, Pfizer shareholders will be able to exchange all, some or none of their shares of Pfizer common stock for shares of Zoetis common stock.

Pfizer currently holds approximately 80% of the outstanding common stock of Zoetis. If the exchange offer is fully subscribed, Pfizer will no longer have a controlling ownership interest in Zoetis, and Zoetis will become a fully independent company upon completion of the exchange offer. If the exchange offer is undersubscribed, Pfizer would distribute less than 400,985,000 shares of Zoetis common stock. In that case, Pfizer would continue to own an interest in Zoetis and, depending on the number of shares of Zoetis common stock distributed in the exchange offer, Pfizer could retain voting control of Zoetis with respect to the election of directors. In addition, Pfizer could use additional exchange offers or a special dividend to all Pfizer shareholders to complete the disposition of its Zoetis shares.

“Pfizer’s announcement marks the final step in our journey to make Zoetis a fully independent company,” said Zoetis Chief Executive Officer Juan Ramón Alaix, commenting on the Pfizer announcement. “We have been preparing for this day for nearly two years, and we are excited by the opportunity to stand on our own as the world’s leading animal health company. We will continue serving our customers in ways that make a meaningful difference to their businesses, and develop long-term partnerships delivering results that matter.

“We thank Pfizer’s leadership team and colleagues for their support throughout this entire process, and we will continue to work with them as we complete the transition to our own infrastructure,” said Alaix. “We remain confident in the long-term success of our growth strategies and financial performance based on the character of our people, the diversity of our business model and the fundamental drivers that are evident in the animal health industry today.”

This announcement is for informational purposes only and is neither an offer to sell nor an offer to buy any securities, or a recommendation as to whether investors should participate in the exchange offer. The offer is made solely by the prospectus.

About Zoetis

Zoetis (zō-EH-tis) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on a 60-year history as the animal health business of Pfizer, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, with a focus on both farm and companion animals. The company generated annual revenues of $4.3 billion in 2012. It has more than 9,300 employees worldwide and a local presence in approximately 70 countries, including 29 manufacturing facilities in 11 countries. Its products serve veterinarians, livestock producers and people who raise and care for farm and companion animals in 120 countries.

Additional Information

The terms and conditions of the exchange offer will be more fully described in the registration statement being filed by Zoetis with the SEC and a Schedule TO being filed by Pfizer with the SEC. The prospectus, which is included in the registration statement, contains important information about Pfizer, Zoetis, the disposition and related matters. Pfizer will mail the prospectus to its shareholders. Investors and security holders are urged to read carefully and in its entirety the prospectus and any other relevant documents filed with the SEC by Pfizer and Zoetis, when they become available and before making any investment decision. None of Pfizer, Zoetis, or any of their respective directors or officers or any dealer manager appointed with respect to the exchange offer makes any recommendation as to whether investors should participate in the exchange offer. Investors will be able to obtain a free copy of the prospectus and other related documents filed with the SEC by Pfizer and Zoetis at the SEC’s web site at www.sec.gov. Those documents may also be obtained for free, as applicable, from Pfizer at www.pfizer.com or from Zoetis at www.zoetis.com.

Forward-Looking Statements

Information in this press release contains forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the benefits of the split-off, including future financial and operating results, and each company’s plans, objectives, expectations and intentions and other statements that are not historical facts. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, those forward-looking statements is detailed in the filings of Pfizer and Zoetis with the SEC, such as annual and quarterly reports and the registration statement, the prospectus part thereof and related exchange offer documents. Pfizer and Zoetis disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Internet Posting of Information

We routinely post information that may be important to investors in the ‘Investors’ section of our web site at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our web site regularly and to follow us on Facebook and Twitter for important information about us.

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